UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)

4155 Hopyard Road, Suite 200

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ellie Mae, Inc. (the “Company”) approved the Senior Executive Performance Share Program (the “Program”) under the terms of the Company’s 2011 Equity Incentive Award Plan (the “2011 Plan”). The Committee established the Program to retain and appropriately motivate the Company’s senior executive team.

Under the Program, the Committee may grant performance awards consisting of performance shares (the “Performance Shares”) to designated participants. Each Performance Share represents the right to receive up to four shares of the Company’s common stock upon achievement of performance goals established by the Committee under the Program. The Program also contemplates that the Committee may establish the performance period over which attainment of the performance goals is determined and the vesting period. In addition, the participant must remain employed by the Company following the performance period in order to earn the common stock underlying his or her Performance Shares. The performance goals may not be changed for a performance period once set except to reflect extraordinary events, and the Committee may not discretionarily increase the number of shares issuable to a participant for a performance period.

On August 9, 2012, the Committee approved the Performance Shares to be granted on August 9, 2012 to the Company’s executive officers (other than the Company’s Chief Executive Officer) and designated a performance period of July 1, 2012 through June 30, 2013, the performance goals and the vesting schedule underlying the Performance Shares. On August 14, 2012, the Board approved, upon a recommendation by the Committee, the Performance Shares to be granted to the Company’s Chief Executive Officer with the same performance period, performance goals and vesting schedule as the other executive officers of the Company.

The following table sets forth the number of Performance Shares for each participant:

Executive	Title	Number of Performance Shares
Sig Anderman	President and Chief Executive Officer, Director	55,000

Jonathan Corr	Chief Operating Officer	28,000

Ed Luce	Executive Vice President, Finance & Administration, Chief Financial Officer	22,000

Limin Hu	Executive Vice President, Technology & Operations, Chief Technology Officer	22,000

Elisa Lee	Executive Vice President, General Counsel and Secretary	20,000

The number of shares of common stock issuable pursuant to the Performance Shares will be based on the Company’s achievement of certain financial goals related to revenue and profit margin.

Shares of common stock earned, if any, under the Performance Shares will be issued in the third quarter of 2013 after the Committee determines the Company’s level of achievement of the performance goals (the “Determination Date”), with 25% of the shares being immediately vested and the remaining shares vesting with respect to 25% of the shares on each of the first three anniversaries of the Determination Date, subject to continuous employment of the participant through such dates.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Program and the form of the Performance Share Award Agreement for use in connection with grants under the Program, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and by the terms and conditions of the 2011 Plan, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-8 (No. 333-174460) filed on May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2012	ELLIE MAE, INC.

	By:	/s/ Edgar A. Luce
	Name:	Edgar A. Luce
	Title:	Chief Financial Officer